EXHIBIT 15

April 28, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 26, 2005 on our review of interim financial information of Sonoco Products Company for the period ended March 27, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File No. 333-100798) and S-4 (File No. 333-119863).

Yours very truly,

/s/PricewaterhouseCoopers LLP